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                                                                    Exhibit 10.2

                               EXCHANGE AGREEMENT

          THIS EXCHANGE AGREEMENT (the "Agreement") is made as of November 20, 2002, by and between Swissray International Inc., a Delaware corporation (the "Company"), SWR Investments LLC, a Delaware limited liability company (the "Purchaser") and each of the Persons listed on Exhibit A attached hereto (each, a direct or indirect "Stockholder" and collectively the "Stockholders"). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

          WHEREAS, the Stockholders hold all of the outstanding Series C Convertible Preferred Stock of the Company, par value $0.0001 per share (the "Series C Preferred Stock");

          WHEREAS, the Company, the Subsidiaries, the Purchaser and each of the Persons listed on Exhibit A attached thereto are parties to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of November 15, 2002;

          WHEREAS, the Company and the Stockholders desire to enter into an agreement pursuant to which each of the Stockholders will exchange (i) the shares of Series C Preferred Stock and shares of Common Stock (collectively, the "Exchange Stock"), (ii) all existing debt obligations owed to such Stockholder by the Company (the "Exchange Debt") and (iii) all expenses previously funded to the Company by such Stockholder (the "Exchange Obligations" and together with the Exchange Stock and the Exchange Debt, the "Exchange Consideration"), each as set forth opposite such Stockholder's name on Exhibit A attached hereto in exchange for shares of (i) Series D Redeemable Preferred Stock of the Company, par value $0.0001 per share (the "Series D Preferred Stock") and (ii) Series H Preferred Stock of the Company, par value $0.0001 per share (the "Series H Preferred Stock") set forth opposite such Stockholder's name on Exhibit A hereto;

          WHEREAS, the execution of this Agreement by the Stockholders is a condition to the Securities Purchase Agreement and the closing of the transactions contemplated thereby; and

          WHEREAS, the Stockholders and the Company each believe that it is in their respective best interests to enter into this Agreement and consummate the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

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     1.   Securities.

     (a) At, and simultaneous with, the closing of the transactions contemplated by the Securities Purchase Agreement (the "Closing"), the parties hereto shall consummate the following transactions:

          (i) each Stockholder will deliver to the Company the certificates representing the Exchange Stock set forth opposite such Stockholder's name on Exhibit A hereto, together with stock powers executed in favor of the Company;

          (ii) each Stockholder will deliver to the Company all instruments (if any) evidencing the Exchange Debt and Exchange Obligations to be cancelled by the Company; and

         (iii) the Company will deliver to each Stockholder the certificate representing the Series D Preferred Stock and the Series H Preferred Stock set forth opposite such Stockholder's name on Exhibit A attached hereto.

     (b) In connection with the purchase, sale and exchange of the Series D Preferred Stock and the Series H Preferred Stock hereunder, and the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party (collectively the "Documents"), (x) the Company represents and warrants to each Stockholder that (i) this Agreement and the Documents to which it is a party constitute the legal, valid and binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms (except as limited by general principles of equity and bankruptcy) and (ii) the Series D Preferred Stock and Series H Preferred have been duly and validly issued, and are fully paid and non-assessable; and (y) each Stockholder represents and warrants to the Company and the Purchaser that:

          (i) the Series D Preferred Stock and the Series H Preferred Stock to be acquired by such Stockholder pursuant to this Agreement will be acquired for such Stockholder's own account and not with a view to, or intention of, distribution thereof in violation of any applicable securities laws, and the Series D Preferred Stock and the Series H Preferred Stock will not be disposed of in contravention of any such laws;

          (ii) each Stockholder is an "accredited investor" as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act");


         (iii) such Stockholder is sophisticated in business and financial matters and is able to evaluate the merits, risks and benefits of the investment in the Series D Preferred Stock and the Series H Preferred Stock;

          (iv) such Stockholder is able to bear the economic risk of its investment in the Series D Preferred Stock and the Series H Preferred Stock for an indefinite period of time because the Series D Preferred Stock and the Series H Preferred Stock have not been registered under any applicable securities

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               laws and, therefore, cannot be sold unless subsequently
               registered under all applicable securities laws or an exemption therefrom is available;

          (v) such Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Series D Preferred Stock and the Series H Preferred Stock and has had full access to such other information concerning the Company as he or it has requested;

          (vi) such Stockholder's knowledge and experience in financial and business matters are such that the Stockholder is capable of evaluating the risks of making investments in the Company;

          (vii) such Stockholder specifically acknowledges and warrants that it has conducted its own independent evaluation, received independent legal advice and made its own analysis as it has deemed necessary, prudent or advisable in order to make its determination and decision to enter into this Agreement and the other Documents, to make the covenants, representations, warranties and promises provided for herein and therein and to consummate the transactions contemplated by this Agreement and the Securities Purchase Agreement. Such Stockholder's determination to enter into this Agreement and the other Documents and to consummate the transactions contemplated by this Agreement and the Securities Purchase Agreement, has been, and in each case will be, made by such Stockholder relying entirely upon its own independent evaluation, judgment and analysis and that of its legal counsel and other advisors, regarding the proper, complete and agreed upon consideration for and language for this Agreement and the other Documents and the Securities Purchase Agreement, without reliance upon any oral or written representations and warranties of any kind or nature (other than specific representations contained in this Agreement) by any other Person (including, without limitation, the Purchaser and its and their respective officers, directors, members, agents partners, employees, equityholders, legal or other advisors and its and their Affiliates) and independent of any statements or opinions as to the advisability of such exchange or investments or as to the properties, business, prospects or condition (financial or otherwise) of the Company or any of its subsidiaries, which may have been made or given by any such other Person, and such is not being given or relying upon any legal, accounting or tax advice by the Company, the Purchaser or its and their officers, directors, members, agents partners, employees, equityholders legal or other advisors or its and their Affiliates;

         (viii) such Stockholder has freely and independently bargained for this Agreement and such other Documents at arms-length and such Stockholder is receiving reasonably equivalent value and fair consideration;

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          (ix) no statements, representations, promises, warranties, threats or inducements of any kind have been made outside this Agreement and the other Documents that have influenced or induced such Stockholder to execute this Agreement and such other Documents to which it is a party; and

          (x) each of this Agreement and the other Documents constitutes the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms (except as limited by general principles of equity and bankruptcy).

     (c) In connection with the exchange of the Exchange Consideration hereunder, each Stockholder also represents and warrants to the Company and the Purchaser that such Stockholder owns beneficially and of record and has good and marketable title to the Exchange Consideration set forth opposite such Stockholder's name on Exhibit A attached hereto. Each Stockholder further represents and warrants that neither such Stockholder nor any of its Affiliates has received any payments with respect to or in exchange for securities of the Company. At the Closing, such Stockholder shall transfer to the Company good and marketable title to the Exchange Consideration to be transferred by such Stockholder, free and clear of all Liens, options, proxies, voting trusts or agreements and other restrictions. There are no statutory or contractual preemptive rights, anti-dilution protection or rights of refusal that have not been waived with respect to the exchange of such Exchange Stock hereunder. After giving effect to the consummation of this Agreement and consummation of the transactions contemplated by the Securities Purchase Agreement, each Stockholder shall not (a) have any right, title or interest in any debt or equity securities of the Company or securities convertible into or exchangeable for, directly or indirectly, equity securities of the Company, other than the shares of Series D Preferred Stock and the Series H Preferred Stock listed across from such Stockholder's name on Exhibit A attached hereto; and/or (b) be a party to or bound by any agreement, document, instrument or arrangement with the Company or any Affiliate thereof, other than this Agreement.

     2. Stockholder Release. Each Stockholder, on its behalf and on behalf of its Affiliates and each of its and their respective representatives, agents, successors, assigns, officers, directors, shareholders, members, partners, employees, attorneys, principals and each of them (collectively, the "Stockholder Releasing Parties"), does hereby consent to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Securities Purchase Agreement and does hereby release absolutely and forever compromise, settle and discharge each of the Company and the Purchaser, and each of its respective Affiliates, subsidiaries, representatives, agents, successors, assigns, officers, directors, shareholders, members, managers, principals, partners, employees, attorneys and principals, past and present and their respective heirs, successors and assigns (collectively, the "Stockholder Released Parties"), from any and all rights, claims (including, without limitation, claims for diminution in value, compensatory damages, liquidated damages, punitive or exemplary damages or any special, indirect or consequential damages or other damages), charges, controversies, cross-claims, counter-claims, demands, covenants, judgments, debts, accounts, reckoning, obligations, actions and causes of action, fees, costs, including, without limitation, claims for costs and attorneys' fees and other liabilities of every kind and nature whatsoever in law or equity, whether in administrative proceedings or in arbitration and whether

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known or unknown, suspected or unsuspected, material or immaterial, absolute or contingent, direct or indirect or nominally or beneficially possessed or claimed against the Stockholder Released Parties (collectively, "Actions") which the Stockholder Releasing Parties have, or ever had, owned or held, or hereafter can, shall or may have against any of the Stockholder Released Parties arising out of, relating to, in connection with, caused by, or by virtue of, any events, facts or circumstances through the date hereof, whether pursuant to the Terminated Contracts, as a holder of debt or equity of the Company, in connection with the transactions contemplated hereby or by the other Documents, in connection with any prior transactions or otherwise. Each Stockholder, on its behalf and on behalf of each Stockholder Releasing Party, expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims and acknowledges that he understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims. Each Stockholder understands and acknowledges (for itself and all the Stockholder Releasing Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the claims released herein, and agrees that this release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts. Should any Stockholder Releasing Parties discover that any fact relied upon in entering into this release was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, no Stockholder Releasing Parties shall be entitled to any relief as a result thereof, and each Stockholder surrenders (for itself and all the Stockholder Releasing Parties) any rights it might have to rescind this release on any ground. This release is intended to be and is final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, concealment of fact, mistake of law or fact, or any other circumstances whatsoever. Each Stockholder, on behalf of itself and the other Stockholder Releasing Parties, hereby warrants and represents that there has been no assignment, conveyance, encumbrance, hypothecation, pledge or other transfer of any interest or any matter covered by this release. If, for any reason, any court of competent jurisdiction shall hold by final non-appealable order that any Action purported to be released hereby is not so released, then this release shall nonetheless be and remain effective with respect to each and every other Action released hereby. Each Stockholder, on its behalf and on behalf of each Stockholder Releasing Party, acknowledges and agrees that this waiver is an essential and material term of this Agreement.

     3. Company Release. Except with respect to the Non-Released Claims (as defined below), the Company, on its behalf and on behalf of its Affiliates prior to the date hereof and each of its and their respective representatives, agents, successors, assigns, officers, directors, shareholders, members, partners, employees, attorneys, principals and each of them (collectively, the "Company Releasing Parties"), does hereby consent to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Securities Purchase Agreement and does hereby release absolutely and forever compromise, settle and discharge each of the Stockholders, the Purchaser, and each of their respective Affiliates, subsidiaries, representatives, agents, successors, assigns, officers, directors, shareholders, members, managers, principals, partners, employees, attorneys and principals, past and present and their respective heirs, successors and assigns (collectively, the "Company Released Parties"), from any and all Actions which the Company Releasing Parties have, or ever had, owned or held, or hereafter can, shall or may have against any of the Company Released Parties arising out of, relating to, in connection with, caused by, or by virtue of, any events, facts or circumstances through the date hereof, whether pursuant to the Terminated Contracts, as a

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holder of debt or equity of the Company, in connection with the transactions contemplated hereby or by the other Documents, in connection with any prior transactions or otherwise. The Company, on its behalf and on behalf of each Company Releasing Party, expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims (that do not constitute Non-Released Claims) and acknowledges that it understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims. The Company understands and acknowledges (for itself and all the Company Releasing Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the claims released herein, and agrees that this release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts. Should any Company Releasing Parties discover that any fact relied upon in entering into this release was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, no Company Releasing Parties shall be entitled to any relief as a result thereof, and the Company surrenders (for itself and all the Company Releasing Parties) any rights it might have to rescind this release on any ground. This release is intended to be and is final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, concealment of fact, mistake of law or fact, or any other circumstances whatsoever. The Company, on its behalf and on behalf of each other Company Releasing Party, hereby warrants and represents that there has been no assignment, conveyance, encumbrance, hypothecation, pledge or other transfer of any interest or any matter covered by this release. If, for any reason, any court of competent jurisdiction shall hold by final non-appealable order that any Action purported to be released hereby is not so released, then this release shall nonetheless be and remain effective with respect to each and every other Action released hereby. The Company, on its behalf and on behalf of each Company Releasing Party, acknowledges and agrees that this waiver is an essential and material term of this Agreement. Notwithstanding anything contained herein or elsewhere to the contrary, neither the Company nor any Company Releasing Party is releasing any Company Released Party from or against (i) any Losses or other Actions arising out or relating to any events, facts or circumstances for which the Stockholders have agreed to indemnify the Purchaser pursuant to Section 9 below or (ii) any breaches by the Purchaser under the Securities Purchase Agreement (collectively, the "Non-Released Claims"). Without limiting the foregoing, and notwithstanding anything contained to the contrary herein, all rights to indemnification as set forth in Section 9 below shall remain in full force and effect and shall not be otherwise modified or affected by this Section 3.

     4. Restrictions on Transfer. No Stockholder shall sell, transfer, assign, pledge, charge, encumber or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer") any Stockholder Shares, now or hereinafter owned by Stockholder, without the prior written consent of the Company's board of directors (the "Board") (i) in its reasonable discretion, not to be unreasonably withheld for so long as the Company has common stock quoted on the OTB or national or regional stock market and (ii) in its sole discretion from and after such time as the Company does not have any common stock quoted on the OTB or national or regional stock market. Notwithstanding the foregoing, (x) a Stockholder may Transfer shares of Company common stock (i) pursuant to Rule 144 as if an affiliate of the Company for so long as the Company has common stock quoted on the OTB or national or regional stock market or (ii) following a transaction in which the Purchaser has Transferred greater than 40% of its Common Stock on an as-if converted or exchanged and fully diluted basis; and (y) it shall be a condition to any Transfer by a Stockholder

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of greater than 1% of any class of its Stockholder Shares (other than a Transfer pursuant to clause (x) above) that its transferee agrees to be bound by Sections 1(b), 5 and 8 hereof as if originally a Stockholder party hereto. Without in any way limiting the foregoing, each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of any Stockholder Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Stockholder Shares, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (in each case, also "Transfer"), in each case, during the period before and after the effective time of any underwritten registration (except as part of such underwritten registration) in which the Purchaser has agreed to be similarly bound. Each Stockholder hereby agrees to execute any letters, agreements or other documents requested by the Company or its underwriter with respect to such prohibitions on Transfers.

     5. Approved Sale.

     (a) Each Stockholder hereby agrees that if at any time the Board approves a Sale of the Company (an "Approved Sale"), each Stockholder will vote for, consent to, and raise no objections against such Approved Sale. If the Approved Sale is structured (x) as a merger or consolidation, each such holder will waive any dissenters rights, appraisal rights or similar rights in conjunction with such merger or consolidation or (y) as a sale of equity, each such Stockholder will agree to sell up to all of such Stockholder's Shares on the terms and conditions approved by the Company, and (z) as a sale of assets, each such Stockholder will vote in favor of any subsequent liquidation or other distribution of the proceeds therefrom as approved by the Board. The Company and each Stockholder will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board, including the execution of all agreements, documents and instruments in connection therewith in the form presented by the Company.

     (b) Upon the consummation of the Approved Sale, each Stockholder participating in such Approved Sale will receive the same portion of the aggregate consideration available to be distributed to the stockholders of the Company (in their capacity as such) that such Stockholders participating in such sale (in their capacity as stockholders of the Company) would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately before such Approved Sale (a "Liquidation") (and, in the event of a sale of stock, assuming that the only securities of the Company outstanding were those Stockholder Shares and other shares of capital stock involved in such sale), and assuming that the holders of convertible securities had converted their shares if by converting such holders would have received more proceeds upon a Liquidation.

     (c) Each Stockholder will be obligated to join on a pro rata basis (applied such that after giving effect thereto, the aggregate consideration paid to each Stockholder would comply with the provisions of Section 5(b)) in any purchase price adjustments, indemnification or other obligations that the sellers of Stockholder Shares are required to provide in connection with the

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Approved Sale (other than any such obligations that relate solely to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares, in respect of which only such Stockholder will be liable); provided that no holder will be obligated in connection with such indemnification or other obligations with respect to an amount in excess of the consideration received by such holder in connection with such transfer.

     (d) If the Company enters into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholder will, at the request of the Board, appoint a Stockholder representative (as such term is defined in Rule 501) reasonably acceptable to the Board. If any Stockholder appoints a Stockholder representative designated by the Board, the Company will pay the fees of such Stockholder representative, but if any holder of Stockholder declines to appoint the Stockholder representative designated by the Board such holder will appoint another Stockholder representative, and such holder will be responsible for the fees of the Stockholder representative so appointed.

     (e) If any Stockholder fails to deliver any certificates representing its Stockholder Shares as required by this Section 5, such Stockholder (i) will not be entitled to the consideration that such Stockholder would otherwise receive in the Approved Sale until such Stockholder cures such failure by providing the Company with reasonably satisfactory evidence (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing his Stockholder Shares, and indemnify in respect thereto which is reasonably satisfactory to the Company (provided that, after curing such failure, such holder will be so entitled to such consideration without interest), (ii) will be deemed, for all purposes, no longer to be a Stockholder of the Company and will have no voting rights,
(iii) will not be entitled to any dividends or other distributions declared after the Approved Sale with respect to the Stockholder Shares held by such Stockholder, (iv) will have no other rights or privileges granted to Stockholders under this or any future agreement, and (v) in the event of liquidation of the Company, such Stockholder's rights with respect to any consideration that such holder would have received if such holder had complied with this Section 5, if any, will be subordinate to the rights of any equity holder.

     (f) In order to secure each Stockholder's obligation to vote its Stockholder Shares and other voting securities of the Company in accordance with, and to take the other actions required by, the provisions of this Section 5 and of Section 8, each Stockholder hereby appoints the Purchaser as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of its Stockholder Shares and other voting securities of the Company for the matters expressly provided for in this Section 5. The Purchaser may exercise the irrevocable proxy granted to it hereunder at any time any Stockholder fails to comply with the provisions of this Section 5. The proxies and powers granted by each Stockholder pursuant to this Section 5(f) are coupled with an interest and are given to secure the performance of such Stockholder's obligations under this
Section 5. Such proxies and powers shall be irrevocable and shall survive the death, incompetency, disability or bankruptcy of such Stockholder and the subsequent holders of its Stockholder Shares.

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     6. Stockholder Participation Rights.

     (a) At least 15 days before a Transfer (other than pursuant to Section 5, a Public Sale or a Permitted Transfer) by the Purchaser of any shares of Common Stock, the Purchaser will deliver a written notice (the "Type 1 Sale Notice") to the Company and Hillcrest Avenue, LLC ("Hillcrest"), specifying the number of shares of Common Stock to be transferred by the Purchaser and the price and other material terms and conditions of the proposed Transfer, if known (or attaching the agreement containing such terms and conditions). In addition, if the Purchaser still owns shares of convertible preferred stock and the Purchaser enters into an agreement or series of transactions to Transfer greater than 40% of its Common Stock on an as-if converted or exchanged and fully diluted basis, the Purchaser shall also deliver a written notice (the "Type 2 Sale Notice"; each of the Type 1 Sale Notice and Type 2 Sale Notice, a "Sale Notice") to the Company and Hillcrest, specifying in the material terms and conditions of the proposed Transfer, including, without limitation, the price which shall be allocated to Common Stock (or attaching the agreement containing such terms and conditions). The Purchaser will not consummate such proposed Transfer until at least 10 days after the delivery of a Sale Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 6 prior to the expiration of the 15-day period. In the event that any Stockholder holds any shares of Common Stock or of Series H Preferred Stock, such Stockholder may elect to participate in the contemplated Transfer by delivering written notice to the Purchaser within 10 days after delivery of a Sale Notice. If any such Stockholder has elected to participate in such Transfer (each a "Participating Stockholder"), then the Purchaser and each Participating Stockholder will be entitled to transfer in the contemplated Transfer, at the same price and on the same terms specified in the Sale Notice with respect to shares of Common Stock and of Series H Preferred Stock, a number of shares of Common Stock and Series H Preferred Stock, equal to the number of shares of Common Stock to be transferred in the contemplated Transfer (or allocated in the contemplated Transfer if a Type 2 Sale Notice) multiplied by a fraction, the numerator of which is (A) the number of shares of Common Stock and of Series H Preferred Stock held by such Participating Stockholder at such time, and the denominator of which is (B) the aggregate number of shares of Common Stock on an as-if converted or exchanged and fully diluted basis.

     (b) The Purchaser shall use its reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer, and the Purchaser shall not Transfer any shares of Common Stock or, as applicable, shares of convertible preferred stock, to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Participating Stockholders at the same price and on the same terms as specified in the Sale Notice, or (B) the Purchaser agrees to purchase the number of shares of Common Stock and/or of Series H Preferred Stock that any Participating Stockholder would have been entitled to transfer pursuant to this Section 6 at the same price and on the same terms as specified in the Sale Notice. In furtherance of the foregoing, each Participating Stockholder will take all necessary or desirable actions requested by the Purchaser in connection with the consummation of such Transfer, including executing all agreements, documents, and instruments in connection therewith in the form presented by the Purchaser. If, in response to the Sale Notice, there are no Participating Stockholders, then the Purchaser will be entitled to Transfer to the prospective transferee(s) specified in the Sale Notice the number of shares of Common Stock specified in the Sale Notice on the terms and conditions specified therein.

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     (c) Each Stockholder Transferring securities pursuant to this Section 6 will pay its pro rata share (based on the number of shares of Common Stock and/or of Series H Preferred Stock to be transferred by such Stockholder) of the expenses incurred by the Stockholders in connection with such Transfer and will be obligated to participate severally on a pro rata basis (based on the number of shares of Common Stock to be sold) in any indemnification or other obligations that the Purchaser agrees to provide in connection with such Transfer (other than any such obligations that relate solely to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of shares of Common Stock or of Series H Preferred Stock, in respect of which only such Stockholder will be liable).

     (d) Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions contained in this Section 6 shall not apply to any
(i) Transfer of shares of Common Stock by the Purchaser to or among any of its Affiliates or (ii) Transfer of less than 5% of the Common Stock held by the Purchaser at such time (each a "Permitted Transfer").

     7. Limited Preemptive Right.

     (a) If the Company authorizes the issuance or sale of any New Securities to the Purchaser or any Affiliates of Purchaser, the Company shall first offer to sell to each Stockholder a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such holder at such time on an as-if converted or exchanged and fully diluted basis by (2) the total number of shares of Common Stock then issued and outstanding immediately prior to such issuance on an as-if converted or exchanged and fully diluted basis. Each Stockholder shall be entitled to purchase such stock or securities on the same terms as such stock or securities are to be offered to Purchaser or such Affiliates; provided that if the Purchaser is required to also purchase other securities of the Company, the Stockholders exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that Purchaser or such Affiliates are required to purchase. Each Stockholder will take all necessary or desirable actions in connection with the consummation of the transactions contemplated by this Section 7 as reasonably requested by the Board, including the execution of all agreements, documents and instruments in connection therewith in the form presented by the Company.

     (b) In order to exercise its purchase rights hereunder, a Stockholder must within 15 days after receipt of written notice from the Company describing the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder.

     (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such stock or securities which the Stockholders have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company to the Purchaser or such Affiliates after such 180-day period must be reoffered to the Stockholders pursuant to the terms of this paragraph.

     (d) The provisions contained in this Section 7 shall terminate upon an Approved Sale.

     8. Voting. Each Stockholder hereby agrees to vote all of its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control to (a) elect all members to the Board as designated by the Purchaser and (b) amend the Company's Certificate of Incorporation so as to authorize (i) additional classes of capital stock and
(ii) additional shares of common stock so that there is sufficient common stock duly and validly authorized and reserved for issuance upon conversion or redemption of the Series E Preferred Stock, Series H Preferred Stock and any other securities which are convertible or exercisable, directly or indirectly, into common stock.

     9. Indemnification. A. Each Stockholder, jointly and severally, shall indemnify the Purchaser, its Affiliates prior to Closing and each of its and their respective officers, directors, stockholders, employees, agents, representatives, successors, and assigns (but expressly excluding any stockholders of the Company other than Purchaser, its Affiliates and transferees)(collectively, the "Indemnified Parties") and hold each of them harmless, on an as-incurred basis, from and against and pay on behalf of or reimburse such Indemnified Parties in respect of any Loss or other Action which any such Indemnified Party may suffer, sustain, or become subject to, as a result of or relating to or arising out of (a) any stockholder claims (other than such claims made by the Purchaser, its Affiliates and transferees not pursuant to this Section 9) or other third-party claims as a result of relating to, or arising out of, such Stockholder's or any of Stockholder Releasing Party's investment or other interest in the Company on or prior to the Closing Date, (b) any breach of any representation, warranty, covenant or agreement made by such Stockholder contained in this Agreement or (c) any stockholder claims (other than such claims made by the Purchaser, its Affiliates and transferees not pursuant to this Section 9) or other third-party claims as a result of, relating to, or arising out of, any actions or omissions of such Stockholder or its respective officers, directors, stockholders, employees, agents, representatives, or Affiliates in connection with such Stockholder's or any of Stockholder Releasing Party's investment or other interest in the Company prior to the Closing Date. The aggregate amount of all payments made by the Stockholders in satisfaction of claims for indemnification pursuant to this
Section 9 shall not exceed $8,500,000. Effective as of the Closing, each Stockholder hereby irrevocably covenants not to sue and otherwise refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or causing to be commenced, any proceeding of any kind (whether based on contract, rights under the certificate of incorporation or otherwise) against any Released Parties, based on any matter purported to be released pursuant to
Section 2 hereof. If, for any reason, a court of competent jurisdiction holds that this Section 9 is unenforceable, each Stockholder shall indemnify the Indemnified Parties to the maximum extent permitted by law. The provisions of this Section 9 shall be in addition to, rather than in lieu of, and shall not affect any rights or remedies the Indemnified Parties may have pursuant to law, contract or otherwise. Notwithstanding anything contained to the contrary herein, Losses shall be reduced to the extent that such Indemnified Party actually recovers any insurance proceeds, other amounts from third parties, or tax refunds in respect of such Losses or other tax benefits in respect of such Losses that are actually realized and actually reduce the amount of tax paid by the Company, in each case net of Liabilities incurred to recover such amounts (including, without limitation, increased premiums). B. The Company shall defend, indemnify the Company Released Parties and hold each of them harmless, on an as-incurred basis, from and against, and pay on behalf of or reimburse such Company Released Parties in respect of any brokerage fees due to or payable to Houlihan, Lokey, Howard & Zukin Capital, in connection with the transactions contemplated by this Agreement and the Securities Purchase Agreement .

     10. Termination of Contracts. Each Stockholder, on behalf of itself and the other Stockholder Releasing Parties, hereby agrees and consents to the termination in their entirety of all agreements entered into prior to the Closing Date to which a Stockholder Releasing Party and the Company or an affiliate of the Company prior to the Closing Date is a party, including the following agreements (collectively, the "Terminated Contracts"), in each case, without any Liability to the Indemnified Parties:

     (a) Securities Purchase Agreement dated as of July 12, 2002 by and between the Company and Kew Court, LLC ("Kew Court"); ---------

     (b) Exchange Agreement dated as of August 14, 2002 by and between the Company and Hillcrest;

     (c) Exchange Agreement dated as of August 14, 2002 by and between the Company and Kew Court;

     (d) Registration Rights Agreement dated as of December 29, 2000 by and among the Company and Hillcrest;

     (e) Registration Rights Agreement dated as of August 14, 2002 by and among the Company, Kew Court and Hillcrest;

     (f) Series 2002 Convertible Note Due December 31, 2003 dated July 12, 2002 issued to Kew Court;

     (g) Series 2002 Convertible Note Due December 31, 2003 dated August 30, 2002 issued to Kew Court;

     (h) Agreement dated December 29, 2001 between the Company. and Hillcrest;

     (i) Exchange Agreement dated December 29, 2000 between the Company and Hillcrest; and

     (j) Letter Agreement dated August 14, 2002 between the Company. and Hillcrest.

     11. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by facsimile (answerback confirmed) or sent by reputable overnight courier service, if to the Stockholders, at the respective addresses set forth on Exhibit A hereto, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail. Any notice to the Company shall be delivered to the Company at the following address:

     Swissray International, Inc.
     c/o SWR Investments LLC
     101 Huntington Avenue
     Boston, MA 02199
     Attention:  Sara Lipscomb
     Facsimile:  (617) 859-1600

     12. General Provisions.

     (a) Certain Definitions.

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

     "Common Stock" means the Company's common stock, par value $0.0001 per share.

     "Liability" means, with respect to any Person, any liability, obligation, debt, deficiency, tax, penalty, claim, charge, investigation, complaint, cause of action or other loss, cost or expense of any kind or nature of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

     "Lien" or "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against such Person, any of its subsidiaries or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to such Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

     "Loss" means, with respect to any Person, any damage, liability, diminution in value, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

     "New Securities" shall mean (i) any Common Stock or other capital stock of the Company (including, without limitation, Series D Preferred Stock, Series E Preferred Stock,

Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock), whether now authorized or not, and (ii) rights, options or warrants to purchase securities described in clause (i) above and (iii) securities of any type whatsoever which are, or may become, convertible into securities described in clauses (i) or (ii) above; provided, however, that the term "New Securities" does not include: (i) securities issued pursuant to the Securities Purchase Agreement (including, without limitation, pursuant to Section 1.4 and Section
7.5 thereof) (ii) securities offered to the public pursuant to a registration statement filed by the Company (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon conversion of such securities);
(iii) securities issued for the acquisition of another business by the Company by merger, purchase of substantially all the assets of such business or another reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such business (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon the conversion of such securities); (iv) securities issued to directors or employees of or consultants to the Company pursuant to an equity incentive plan, stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement or otherwise, in all cases approved by the Board (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon the conversion of such securities); (v) securities issued in connection with an equipment lease, commercial loan, or research, development or licensing agreement or other similar business transaction, in all cases approved by the Board (and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, if applicable, the Common Stock issued or issuable upon the conversion of such securities); and (vi) securities issued as a result of any stock split, stock dividend, capital reorganization, recapitalization, or reclassification of the Company's Common Stock, distributable on a pro rata basis to all holders of the Company's Common Stock.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Sale" means any sale of securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

          "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the Purchaser and/or its Affiliates) acquire (i) equity securities of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors, or (ii) all or substantially all of the Company's assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company's equity securities, or sale or transfer of the Company's consolidated assets or otherwise).

          "Stockholder Shares" means (i) any capital stock of the Company owned, purchased or otherwise acquired by any Stockholder (including, without limitation, the Common

Stock, the Series D Preferred Stock and the Series H Preferred Stock) whether on, before or after the date hereof, (ii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, capital stock of the Company, whether or not then exercisable or convertible, (iii) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Company, whether or not then convertible or exchangeable, and (iv) any capital stock of the Company issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iii) above, and (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses
(i) through (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or other reorganization.

     (b) Consent. Each Stockholder hereby consents to all of the transactions contemplated by the Securities Purchase Agreement, including, without limitation the authorization and issuance of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock and the filing of the Preferred Designation.

     (c) Acknowledgement. Each of the Company and the Stockholder acknowledge that the Purchaser has retained Kirkland & Ellis to act as their counsel and representative in connection with the transactions contemplated hereby and by the other Documents and that Kirkland & Ellis has not acted as counsel or representative for the Company or any Stockholder in connection with the transactions contemplated hereby or contemplated by the other Documents and that neither the Company nor any of the Stockholders has the status of a client of Kirkland & Ellis for conflict of interest or any other purposes as a result thereof.

     (d) Expenses. The Company agrees to pay up to an aggregate of $25,000 of reasonable out-of-pocket fees and expenses incurred by the Stockholders in connection with the transactions contemplated hereby and by the Securities Purchase Agreement.

     (e) Fiduciary Duties. The Company acknowledges that the Board has certain fiduciary duties pursuant to the General Corporation Law of the State of Delaware, which may include the duties of care and loyalty relating to transactions with Purchaser or other interested parties.

     (f) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Person and shall continue in full force and effect until the fifth anniversary of the Closing Date.

     (g) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (h) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (i) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (j) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Stockholders, the Purchaser, the Company and their respective successors and assigns (including subsequent holders of Series D Preferred Stock and Series H Preferred Stock); provided that the rights and obligations of the Stockholders under this Agreement shall not be assignable except in connection with a permitted Transfer pursuant to Section 4 hereof.

     (k) Choice of Law. The construction, validity, enforcement and interpretation of this agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (l) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     (m) Equitable Relief. Each of the parties to this Agreement, and the Purchaser, will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party, and the Purchaser, may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or present any violations of the provisions of this Agreement.

     (n) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Stockholders and the Purchaser.

     (o) Further Assurances. Each Stockholder shall execute and deliver such further instruments, documents and agreements, and take such additional action as the Company or the Purchaser may reasonably request to achieve or further the purposes of this Agreement.

     (p) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     (q) Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement on the date first above written.

                                        COMPANY:

                                        SWISSRAY INTERNATIONAL, INC.


                                        By:  /s/ Rudy G. Laupper
                                             --------------------
                                        Its: Chairman & President



                                        PURCHASER:

                                        SWR INVESTMENTS LLC


                                        By:  /s/ Paul M. Spinali
                                             -------------------
                                        Its: President



                                      STOCKHOLDERS:

                                        HILLCREST AVENUE LLC


                                        By:  Illegible
                                             -----------------------------------
                                        Its:



                                        KEW COURT LLC


                                        By:  Illegible
                                             -----------------------------------
                                        Its:

                                                                       Exhibit A

                                           Shares of                                                      Shares of
                           Shares of       Series C                                   Shares of Series     Series H       Shares of
                          Common Stock     Preferred      Outstanding      Exchange      D Preferred      Preferred     Common Stock
    Name and Address       Exchanged    Stock Exchanged  Debt Exchanged  Obligations   Stock Received   Stock Received     Owned
    ----------------      ------------  ---------------  --------------  -----------  ----------------  --------------  ------------
Hillcrest Avenue LLC       8,676,376          2,830                                         5,373.2       20,909.8864            0
Harbour House, 2nd Floor
Waterfront Drive
P.O. Box 973
Road Town
Totola, British Virgin
Islands

KEW Court LLC                                   370          $750,000      $175,000         1,626.8        2,733.1330            0
Harbour House, 2nd Floor
Waterfront Drive
P.O. Box 973
Road Town
Totola, British Virgin
Islands

------------------------------------------------------------------------------------------------------------------------------------
TOTAL                      8,676,376          3,200          $750,000      $175,000         7,000         23,643.0194            0
------------------------------------------------------------------------------------------------------------------------------------
